SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2015

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants' telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2015, we obtained a $350 million, six-month unsecured bridge facility. The bridge facility is originally scheduled to mature on March 28, 2016. Assuming no defaults have occurred, we have an option to extend the maturity for one additional six-month period. The interest rate on the bridge facility at our current credit ratings is LIBOR plus 110 basis points. The interest rate is based on the higher of the publicly announced ratings from Moody’s Investors Service or Standard & Poor’s Ratings Services. The financial and other covenants under the bridge facility are similar to our existing $475 million revolving credit facility. The purpose of the bridge facility is for the short-term funding of our acquisition activity. There was $250 million outstanding under our bridge facility at September 30, 2015. The unused capacity of our bridge facility at September 30, 2015 was $100 million.

There was $265 million outstanding under our revolving credit facility at September 30, 2015. At September 30, 2015, we had $0.2 million of outstanding letters of credit, which reduces the availability on our revolving credit facility. As a result, the unused capacity of our revolving credit facility at September 30, 2015 was $210 million.

The foregoing description of the bridge facility is not complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this report set forth above under Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Pursuant to a press release on September 30, 2015, the Company announced, among other things, that it has:

•
Acquired Monarch Centre, two office buildings that encompass 896,000 square feet in the Buckhead submarket of Atlanta, for a total investment of $303 million, including $5.4 million of near-term building improvements;

•
Acquired SunTrust Financial Centre, which encompasses 528,000 square feet in the CBD submarket of Tampa, for a total investment of $124 million, including $9.1 million of near-term building improvements; and

•	Obtained a $350 million, six-month unsecured bridge facility.

In addition, the Company announced its intent to list for sale all or substantially all of its wholly-owned Country Club Plaza portfolio in Kansas City. The Company’s wholly-owned assets in Kansas City consist of 804,000 square feet of retail space and 617,000 square feet of office space, including 205,000 square feet of second floor, above-retail office space and 263,000 square feet of office in Valencia Place.

A copy of the press release is furnished as Exhibit 99 hereto and incorporated herein by reference.

The information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

10
Term Loan Agreement, dated as of September 28, 2015, by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, National Association and PNC Bank, National Association

99	Press Release dated September 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Senior Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Senior Vice President, General Counsel and Secretary

Dated: September 30, 2015